UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BG STAFFING, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	26-0656684
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):
Not Applicable

Securities registered pursuant to Section 12(g) of the Act:
None.

EXPLANATORY NOTE

This Registration Statement on Form 8-A is being filed by BG Staffing, Inc., a Delaware corporation (the “Company”), in connection with the registration of its common stock, par value $0.01 per share (the “Common Stock”), pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and the transfer of the listing of the Company’s Common Stock from the NYSE American to the New York Stock Exchange (the “NYSE”).

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Company’s Common Stock as set forth under the caption “Description of Capital Stock” in the Company’s Registration Statement on Form S-3 (Registration No. 333-222058), as initially filed with the Securities and Exchange Commission on December 14, 2017, as may be amended after the date hereof, is hereby incorporated by reference.

Item 2.	Exhibits

None.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BG STAFFING, INC.

Date:	November 12, 2019		/s/ Beth Garvey
		Name: Title:	Beth Garvey President and Chief Executive Officer and Director (Principal Executive Officer)